Exhibit 10(ll)
TENET HEALTHCARE 2019 STOCK INCENTIVE PLAN
TERMS AND CONDITIONS OF
RESTRICTED STOCK UNIT AWARDS

The Human Resources Committee (the “Committee”) of the Board of Directors of Tenet Healthcare Corporation (the “Company”) is authorized under the Company’s 2019 Stock Incentive Plan, as amended (the “Plan”), to make awards of restricted stock units (“RSUs”) and to determine the terms of such RSUs.

On 09/01/2021 (the “Grant Date”), the Committee granted SAUMYA SUTARIA (“You”) RSUs. The RSUs were granted by the Committee subject to the terms and conditions set forth below in this certificate (the “Certificate”). The RSUs are also subject to the terms and conditions of the Plan, which is incorporated herein by this reference. Each capitalized term not otherwise defined herein will have the meaning given to such term in the Plan.

1.Grant. The Committee has granted You RSUs representing 53,341 Shares in consideration for services to be performed by You for the Company or a Subsidiary of the Company.

2.Vesting. The RSUs will vest in full on August 31, 2025 (the “Vesting Date”); provided You remain an employee of the Company on such date. If Your employment terminates or if You cease providing services to the Company or a Subsidiary for any reason prior to the Vesting Date, other than as set forth in Section 3 below, Your unvested RSUs will be automatically cancelled.

3.Certain Termination Events. Your unvested RSUs will vest in accordance with Section 4 of the or the Amended and Restated Employment Agreement by and between You and the Company, effective as of September 1st, 2021 (the “Employment Agreement”) following a termination of Your employment. Any unvested RSUs that do not vest and are not eligible to vest in the future in accordance with Section 4 of the Employment Agreement upon Your termination of employment will be automatically cancelled as of the date of such terminated or such later date as such RSUs are no longer eligible to vest.

4.Tax Withholding. Except as otherwise provided in the Employment Agreement, upon the vesting of Your RSUs, Your RSUs will be settled in Shares within 30 days and You will recognize ordinary income. The Company is required to withhold payroll taxes due with respect to that ordinary income. Pursuant to the Plan, at its option the Committee either may (a) have the Company withhold Shares having a Fair Market Value equal to the amount of the minimum tax withholding or (b) require You to pay to the Company the amount of the tax withholding.

5.Rights as Shareholder. You will not have any rights of a shareholder prior to the vesting of the RSUs, at which time You will have all of the rights of a shareholder with respect to the Shares received upon the vesting of those RSUs, including the right to vote those Shares and receive all dividends and other distributions, if any, paid or made with respect thereto. Any Shares distributed as dividends with respect to the Shares subject to the RSUs will be subject to the same vesting schedule as the underlying RSUs.

6.Transferability. The RSUs generally may not be transferred, assigned or made subject to any encumbrance, pledge, or charge. Limited exceptions to this rule apply in the case of death, divorce, or gift as provided in Section 12.3 of the Plan.

7.Effect on Other Employee Benefit Plans. The value of the RSUs evidenced by this Certificate will not be included as compensation, earnings, salaries, or other similar terms used when calculating Your benefits under any employee benefit plan sponsored by the Company or a Subsidiary, except as such plan otherwise expressly provides.

8.No Employment Rights. Nothing in this Certificate will confer upon You any right to continue in the employ or service of the Company or any Subsidiary or affect the right of the Company or a Subsidiary to terminate Your employment at any time with or without cause.

9.Amendment. By written notice to You, the Committee reserves the right to amend the Plan or the provisions of this Certificate provided that no such amendment will impair in any material respect Your rights under this Certificate without Your consent except as required to comply with applicable securities laws or Section 409A of the Internal Revenue Code.

10.Severability. If any term or provision of this Certificate is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any term or provision of this Certificate not declared to be unlawful or invalid. Any term or provision of this Certificate so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to such term or provision to the fullest extent possible while remaining lawful and valid.

11.Construction. A copy of the Plan has been made available to You and additional copies of the Plan are available upon request to the Company’s Corporate Secretary at the Company’s principal executive office during normal business hours. To the extent that any term or provision of this Certificate violates or is inconsistent with an express term or provision of the Plan, the Plan term or provision shall govern and any inconsistent term or provision in this Certificate shall be of no force or effect.

12.Binding Effect and Benefit. This Certificate shall be binding upon and, subject to the terms and conditions hereof, inure to the benefit of the Company, its successors and assigns, and You and Your successors and assigns.

13.Entire Understanding. This Certificate embodies the entire understanding and agreement of the Company and You in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind the Company or You.

14.Governing Law. This Grant shall be governed by, and construed in accordance with, the laws of the State of Nevada.

Electronic Signature: Signed Electronically

Acceptance Date:    09/25/2021
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TENET HEALTHCARE 2019 STOCK INCENTIVE PLAN
TERMS AND CONDITIONS OF
RESTRICTED STOCK UNIT PERFORMANCE AWARDS

The Human Resources Committee (the “Committee”) of the Board of Directors of Tenet Healthcare Corporation (the “Company”) is authorized under the Company’s 2019 Stock Incentive Plan, as such may be amended from time to time (the “Plan”), to make awards of restricted stock units ("RSUs") and to determine the terms of such RSUs.

On 09/01/2021 (the “Grant Date”), the Committee granted you, SAUMYA SUTARIA (“You”), an award of RSUs. The RSUs were granted by the Committee subject to the terms and conditions set forth below in this certificate (the “Certificate”). The RSUs are also subject to the terms and conditions of the Plan, which is incorporated herein by this reference. Each capitalized term not otherwise defined herein will have the meaning given to such term in the Plan.

1.Grant. The Committee has granted You RSUs representing the right to earn 53,341 Shares based upon target achievement of applicable performance goals (the “Target RSUs”) and up to a maximum of 200% of the Target RSUs in consideration for services to be performed by You for the Company or a Subsidiary of the Company.

2.Performance Criteria.

a.Performance Period. Your RSUs are subject to a performance period that begins on January 1, 2021 and ends on June 30, 2025 (the “Performance Period”).

b.Performance Measures. Your RSUs will provisionally vest based on the Company’s achievement of the performance goals as follows:

i.Between 0% and 200% of one-eighth of the Target RSUs will vest based on achievement of the calendar 2021 performance goals set forth in Appendix A;

ii.Between 0% and 200% of one-quarter of the Target RSUs will vest based on achievement of the calendar 2022 performance goals established by the Committee and communicated to you promptly thereafter for fiscal year 2022;

iii.Between 0% and 200% of one-quarter of the Target RSUs will vest based on achievement of the calendar 2023 performance goals established by the Committee and communicated to you promptly thereafter for fiscal year 2023;

iv.Between 0% and 200% of one-quarter of the Target RSUs will vest based on achievement of the calendar 2024 performance goals established by the Committee and communicated to you promptly thereafter for fiscal year 2024; and

v.Between 0% and 200% of one-eighth of the Target RSUs will vest based on achievement of the first and second quarter 2025 performance goals established by the Committee and communicated to you promptly thereafter for fiscal year 2025.

Following completion of the Performance Period, the provisionally vested RSUs will be subject to adjustment based on the Company’s Relative TSR (as defined in Appendix A) for the Performance Period as set forth in Appendix A. The performance goals established by the Committee shall be collectively referred to herein as the “Performance Criteria”.

3.Vesting. The RSUs that have provisionally vested under Section 2 above will vest on August 31, 2025 (the “Vesting Date”). If Your employment terminates or if You cease providing services to the Company or a Subsidiary for any reason prior to the Vesting Date, other than as set forth in Section 4 or 5 below, Your unvested RSUs (even if provisionally vested) will be automatically cancelled.

4.Certain Termination Events. Your unvested RSUs will vest in accordance with Section 4 of the Amended and Restated Employment Agreement by and between You and the Company, effective as of September 1st, 2021 (the “Employment Agreement”) following a termination of Your employment. Any unvested RSUs that do not vest and are not eligible to vest in the future in accordance with Section 4 of the Amended and Restated Employment Agreement upon Your termination of employment will be automatically cancelled as of the date of such termination or such later date as such RSUs are no longer eligible to vest.

5.Change in Control. In the event of a Change in Control, the following provisions will apply:

a.If the successor company assumes the RSUs or substitutes other restricted stock units for such RSUs (or agrees to assume or substitute such awards) and you incur a Termination Event within the Protection Period, the unvested RSUs (or substitute restricted stock units) will vest as provided in Section 4 above.

b.If the successor company does not assume the RSUs, or substitute other restricted stock units for the RSUs, and if either (i) the Change in Control occurs within the Performance Period, then each of the Performance Criteria will be deemed to have been met at the target level and unvested RSUs representing the Target RSUs will fully vest immediately prior to the occurrence of the Change in Control or (ii) the Change in Control occurs after the end of the Performance Period, but prior to the Vesting Date, then Your provisionally vested RSUs will fully vest immediately prior to the occurrence of the Change in Control.

c.In lieu of (a) or (b), the Committee may declare the level at which the Performance Criteria are deemed to be met and the unvested RSUs will vest to that extent immediately prior to the occurrence of the Change in Control.

6.Settlement; Tax Withholding. Upon the vesting of Your RSUs, Your RSUs will be settled in Shares within sixty (60) days and You will recognize ordinary income. Notwithstanding the foregoing, to the extent required to comply with Section 409A of the Code, if You are a “specified employee” within the meaning of Section 409A of the Code, and the vesting of Your RSUs is triggered as a result of Your termination of employment, the delivery of Shares shall be delayed until (a) the six-month anniversary of Your separation from service (within the meaning of Section 409A), or (b) if earlier, as soon as practicable following Your death. The Company is required to withhold payroll taxes due with respect to that ordinary income. Pursuant to the Plan, at its option the Committee either may (i) have the Company withhold Shares having a Fair Market Value equal to the amount of the tax withholding or (ii) require You to pay to the Company the amount of the tax withholding.

7.Rights as Shareholder. You will not have any rights of a shareholder prior to the receipt of Your Shares, and will obtain such rights only upon Your receipt of the Shares, at which time You will have all of the rights of a shareholder with respect to the Shares received upon the vesting of those RSUs, including the right to vote those Shares and receive all dividends and other distributions, if any, paid or made with respect thereto. Any Shares or cash distributed as dividends with respect to the Shares subject to the RSUs will be subject to the same vesting schedule and performance conditions as the underlying RSUs and shall be settled as provided in Section 6.

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8.Clawback. Any RSUs You are granted hereunder and/or Shares you receive in settlement of such RSUs shall be subject to recovery by the Company in the circumstances and manner provided in any Incentive Compensation Clawback Policy that may be adopted or implemented by the Company and in effect from time to time on or after the date hereof, and You shall effectuate any such recovery at such time and in such manner as the Company may specify. For purposes of this Certificate, the term "Incentive Compensation Clawback Policy" means and includes any policy of the type contemplated by Section 10D of the Securities Exchange Act, any rules or regulations of the Securities and Exchange Commission adopted pursuant thereto, or any related rules or listing standards of any national securities exchange or national securities association applicable to the Company. Until the Company adopts such an Incentive Compensation Clawback Policy, the following clawback provision shall apply to the RSUs:

In the event that, within three years of the end of the Performance Period, the Company restates its financial results with respect to the Company’s performance during the Performance Period due to material non-compliance with any financial reporting requirement under the securities laws as generally applied and the Board of Directors determines Your fraud or misconduct caused or partially caused the need for the restatement, then the Board of Directors shall require You to immediately return to the Company the RSUs or any Shares you receive in settlement of the RSUs or the pre-tax income derived from any disposition of the Shares previously received in settlement of the RSUs (plus a reasonable rate of interest if deemed appropriate by the Board of Directors) that would not have been granted and/or vested, as determined in the sole discretion of the Board, based upon the restated financial results.

9.Transferability. The RSUs generally may not be transferred, assigned or made subject to any encumbrance, pledge, or charge. Limited exceptions to this rule apply in the case of death, divorce, or gift as provided in Section 12.3 of the Plan.

10.Effect on Other Employee Benefit Plans. The value of the RSUs evidenced by this Certificate will not be included as compensation, earnings, salaries, or other similar terms used when calculating Your benefits under any employee benefit plan sponsored by the Company or a Subsidiary, except as such plan otherwise expressly provides.

11.No Employment Rights. Nothing in this Certificate will confer upon You any right to continue in the employ or service of the Company or any Subsidiary or affect the right of the Company or a Subsidiary to terminate Your employment at any time with or without cause.

12.Amendment. By written notice to You, the Committee reserves the right to amend the Plan or the provisions of this Certificate provided that no such amendment will impair in any material respect Your rights under this Certificate without Your consent except as required to comply with applicable securities laws or Section 409A of the Code.

13.Severability. If any term or provision of this Certificate is declared by any court or government authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any term or provision of this Certificate not declared to be unlawful or invalid. Any term or provision of this Certificate so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to such term or provision to the fullest extent possible while remaining lawful and valid.

14.Construction. A copy of the Plan has been made available to You and additional copies of the Plan are available upon request to the Company's Corporate Secretary at the Company's principal executive office during normal business hours. To the extent that any term or provision of this Certificate violates or is inconsistent with an express term or provision of the Plan, the Plan term or provision shall govern and any inconsistent term or provision in this Certificate shall be of no force or effect.

15.Binding Effect and Benefit. This Certificate shall be binding upon and, subject to the terms and conditions hereof, inure to the benefit of the Company, its successors and assigns, and You and Your successors and assigns.

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16.Entire Understanding. This Certificate and the Plan embody the entire understanding and agreement of the Company and You in relation to the subject matter hereof, and no promise, condition, representation or warranty, expressed or implied, not herein stated, shall bind the Company or You.

17.Governing Law. This Certificate shall be governed by, and construed in accordance with, the laws of the State of Nevada, without reference to principles of conflict of laws.

Electronic Signature: Signed Electronically

Acceptance Date:    09/25/2021
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